Exhibit 99.1

Shift Closes Acquisition of Fair’s Dealer Listing Marketplace Technology

SAN FRANCISCO, May 12, 2022 – Shift Technologies, Inc. (Nasdaq: SFT), a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience, has closed its acquisition of certain assets of Fair Financial Corp. and certain of its subsidiaries (“Fair”) and the acquisition of the equity interests of a subsidiary of Fair. Concurrently with the closing of the Fair acquisition, Shift also closed the issuance of senior unsecured notes to an affiliate of SoftBank Group Corp. (“SoftBank Group”).

The original press release announcing the acquisition and note issuance can be found on Shift’s investor relations website.

“We look forward to welcoming new members to our team and building out the marketplace, accelerating our vision of becoming the destination marketplace for car ownership,” said George Arison, Shift’s Co-founder and CEO. “As we worked toward the close, we’ve continued to ensure that this acquisition will be cash-neutral for Shift. I want to congratulate the Shift and Fair teams for their effective execution on the close.”

“As the supply of used cars remains highly competitive, offering consumers a wide range of options is more important than ever,” added Jeff Clementz, Shift’s President. “The dealer marketplace allows us to expand our inventory assortment, while leveraging the investments we’ve already made in our technology and brand.”

The marketplace pilot is expected to launch sometime in Q2.

Shift is advised by William Blair & Company as financial advisor and Jenner & Block LLP as legal counsel. Fair is advised by Cohen & Company Capital Markets, a division of J.V.B. Financial Group, as financial advisor and Young Conaway Stargatt and Taylor, LLP as legal counsel. SoftBank Group is advised by Morrison & Foerster LLP as legal counsel.

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information, visit www.shift.com. The contents of our website are not incorporated into this press release.

Forward-Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current rate of growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.